INDEPENDENT CONTRACTOR PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

In consideration of my independent contractor relationship with Naturade, Inc., a Delaware corporation (the “Company”) and my compensation from the Company, I, Naomi Balcombe, hereby agree as follows:

1. Proprietary Information. I understand that the Company possesses and will possess Proprietary Information that is important to its business. “Proprietary Information” is information (whether conveyed orally, in writing or otherwise) that was or will be developed, created, or discovered by or on behalf of the Company, or that became or will become known by, or was or is conveyed to the Company, that has or could have commercial value in the Company’s business, unless (a) the information is or becomes publicly known through lawful means; or (b) the information is disclosed to me without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and who did not learn of it directly or indirectly from the Company.

Proprietary Information includes, without limitation, any Company Inventions (as defined below) and any information relating to (i) information about proposed products, product development, research, processes, costs, profits, marketing plans, strategies, forecasts, sales or commissions; (ii) plans for the future development or new product concepts; (iii) the compensation, performance and terms of employment of other employees; (iv) all other information that has been or will be given to me in confidence by the Company (or any affiliate); and (v) any information that the Company obtains from another party that it treats as proprietary or designates as Proprietary Information.

At all times, both during my independent contractor relationship with the Company and after its termination, I will not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any third party, other than in my assigned duties for the benefit of the Company, any Proprietary Information or anything relating to it. I understand that the unauthorized disclosure of Proprietary Information may be highly prejudicial to the Company’s interests and an improper disclosure of trade secrets. Without limiting the foregoing, I shall not make copies of, or otherwise reproduce, Proprietary Information unless authorized by the Company for reproduction or as necessary to fulfill my obligations under that certain Consulting Agreement (the “Consulting Agreement”) or Broker Agreement (the “Broker Agreement”) between myself and the Company of even date herewith.

2. Company Materials. “Company Materials” are documents or other media or tangible items that contain or embody Proprietary Information, whether such documents have been prepared by me or by others. “Company Materials” include, without limitation, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer software, media or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like.

3. Intellectual Property.

3.1 All Proprietary Information and all right, title and interest in and to any patents, patent rights, copyrights, trademark rights, mask work rights, trade secret rights, and all other intellectual and industrial property and proprietary rights that currently exist or may exist in the future anywhere in the world belonging to or created for the Company (collectively, “Rights”) in connection therewith shall be the sole property of the Company. I hereby assign to the Company any Rights I may have or acquire in such Proprietary Information.

3.2 I acknowledge and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored company files, e-mail messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. All Company Materials shall be the sole property of the Company. I agree that during my independent contractor relationship with the Company, I will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except as may be necessary to do in connection with performing the duties of my engagement as an independent contractor. I recognize that the unauthorized taking of any Proprietary Information may be a crime under the Cal. Penal Code §499c or comparable laws of other states or the United States, and may also result in civil liability under Sections 3426.1 through 3426.11 of the California Civil Code, or comparable laws of other states. I further agree that, immediately upon the termination of my engagement as an independent contractor by me or by the Company for any reason, or for no reason, or during my engagement as an independent contractor if so requested by the Company, I will return all Company Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (a) my personal copies of records relating to my compensation; and (b) my copy of this Independent Contractor Proprietary Information and Inventions Agreement (this “Agreement”), the Consulting Agreement and the Broker Agreement.

3.3 I agree that all “Inventions” (which term includes patentable or non-patentable inventions, original works of authorship, derivative works, trade secrets, trademarks, copyrights, service marks, discoveries, patents, technology, algorithms, computer software, application programming interfaces, protocols, formulas, compositions, ideas, designs, processes, techniques, know-how, data and all improvements, rights and claims related to the foregoing), made, conceived, reduced to practice or developed by me or on my behalf (in whole or in part, either alone or jointly with others) during my engagement as an independent contractor and which relate to the consulting work that I am engaged in by the Company, shall be the sole property of the Company. I hereby assign, without further consideration, all such Inventions (“Company Inventions”) to the Company (free and clear of all liens and encumbrances), and the Company shall be the sole owner of all Rights in connection therewith.

I acknowledge that all original works of authorship which have been made and which are made by me (in whole or in part, either alone or jointly with others) within the scope of my work as an independent contractor for the Company and which are protectable by copyright are “works made for hire,” as defined in the United States Copyright Act (17 USCA, Section 101). I have not disclosed and will not disclose Inventions covered by this Section 3.3 to any person outside the Company, unless I am requested to do so by management personnel of the Company.

3.4 I have maintained and agree to maintain adequate and current written records on the development of all Company Inventions and have disclosed and agree to disclose promptly to the Company all Company Inventions and relevant records, which records will remain the sole property of the Company. I further agree that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer program, original work or authorship, design, formula, discovery, patent, or copyright that I do not believe to be a Company Invention, but is conceived, developed, or reduced to practice by me (in whole or in part, either alone or jointly with others) during my engagement as an independent contractor and pursuant to my engagement as an independent contractor to the Company, shall be promptly disclosed to the Company (such disclosure to be received in confidence). The Company shall examine such information to determine if in fact the ideas, process, or invention, etc., constitutes a Company Invention and is therefore subject to assignment under Section 3.3. Such disclosures shall be received by the Company in confidence, to the extent they are not assigned to the Company in Section 3.3, and do not extend such assignment.

3.5 I agree to perform, during and after my engagement as an independent contractor, all acts deemed reasonably necessary or desirable by the Company to permit and assist it, at the Company’s expense, in evidencing, perfecting, recording, obtaining, maintaining, defending and enforcing Rights and/or my assignment with respect to Company Inventions in any and all countries. Such acts may include, without limitation, execution of documents and assistance or cooperation in legal proceedings. Should the Company be unable to secure my signature on any document necessary to apply for, prosecute, obtain, enforce or defend any Rights relating to any assigned Invention, whether due to my mental or physical incapacity or any other cause, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact, with full power of substitution, to act for and in my behalf and instead of me, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by me, provided that the power of attorney shall not apply to inventions which are not Company Inventions.

3.6 Any assignment of copyright hereunder (and any ownership of a copyright as a work made for hire) includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively, “Moral Rights”). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such waiver and consent. I will confirm any such waivers and consents from time to time as requested by the Company.

3.7 I agree that I will not incorporate, or permit to be incorporated, any Inventions made, conceived, reduced to practice or developed by me (in whole or in part, either alone or jointly with others) either: (a) prior to or (b) outside the scope of my engagement as an independent contractor for the Company (“Prior Inventions”). Notwithstanding the foregoing, I hereby grant the Company a royalty-free, nonexclusive, perpetual, irrevocable, transferable, worldwide license (with rights to sublicense through multiple tiers of sublicense) to practice all Rights relating to any Prior Inventions (or other Inventions that are not assigned or assignable to Company hereunder) that become incorporated in any way, or I permit to be incorporated in any way, in any Company Inventions or any other Company technology or products.

4. Former Employer Information. I agree that I will not, during my engagement as an independent contractor by the Company, improperly use or disclose any confidential information, proprietary information or trade secrets of my former or concurrent employers. I agree that I will not bring onto the premises of the Company any document or any property belonging to my former employers unless consented to in writing by them. I represent and warrant that I have returned all property and confidential information belonging to all prior employers.

5. Non-Solicitation of Employees. I agree that for a period of twenty-four (24) months following the termination of my engagement as an independent contractor, except as set forth in the following sentence, I will not, directly or indirectly, on behalf of myself or any other person or entity, solicit the services of any person who was employed by the Company on the date of my termination of my engagement as an independent contractor or at any time during the six (6) month period prior to the termination of my engagement as an independent contractor. For the avoidance of doubt, an employee shall be deemed not to have been solicited for employment if such employee responds to a general public advertisement for job openings.

6. Non-Competition. I agree that during my engagement as an independent contractor I will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Company, and I will not assist any other person or entity in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. The provisions of this Section 6 shall apply both during normal working hours and at all other times including, without limitation, nights, weekends and vacation time, while I am engaged as an independent contractor by the Company.

7. Prior Actions and Knowledge. I represent and warrant that from the time of my first contact or communication with the Company, except as is necessary in connection with that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) by and between The Ageless Foundation, Inc. and Quincy Investments Corp., I have held in strict confidence all Proprietary Information and have not and will not: (a) disclose any Proprietary Information or deliver any Company Materials to anyone outside of the Company, or (b) use, copy, publish, or summarize any Proprietary Information or remove any Company Materials from the business premises of the Company, except to the extent necessary and appropriate to carry out my responsibilities as an independent contractor to the Company, or (c) improperly use or disclose any confidential information, proprietary information or trade secrets of my former or concurrent employers or any other third party, or (d) bring onto the premises of the Company any document or any property belonging to my former employers unless consented to in writing by them, or (e) from my first date of engagement as an independent contractor by the Company, violated or breached either Section 4 or 6, or otherwise performed any of the restricted or prohibited activities listed therein.

8. No Conflict with Obligations to Third Parties. I represent that my performance of all the terms of this Agreement has not breached and will not breach any agreement to keep in confidence proprietary or confidential information acquired by me in confidence or in trust prior to my engagement as an independent contractor by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my engagement as an independent contractor by the Company. The performance of this Agreement does not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party.

9. Remedies; Waiver. I recognize that nothing in this Agreement is intended to limit any remedy of the Company under the California Uniform Trade Secrets Act. I recognize that my violation of this Agreement could cause the Company irreparable harm, the amount of which may be extremely difficult to estimate, making any remedy at law or in damages inadequate. Therefore, I agree that the Company shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Agreement and for any other relief the Company deems appropriate. This right shall be in addition to any other remedy available to the Company. I ALSO ACKNOWLEDGE AND UNDERSTAND THAT I SHALL NOT, UNDER ANY CIRCUMSTANCE, HAVE ANY RIGHT TO SEEK OR ATTEMPT TO SEEK ANY INJUNCTIVE RELIEF AGAINST THE COMPANY WITH RESPECT TO ANY BREACH OR THREATENED BREACH OF THIS AGREEMENT, AND I HEREBY WAIVE ANY AND ALL SUCH RIGHTS AGAINST THE COMPANY.

10. Indemnity. I agree to indemnity and hold harmless the Company from and against any and all third party claims, joint or several, with regard to: (a) the ownership, and/or rights to, any and all Inventions, or other work, information or materials furnished, or to be furnished, to or on behalf of the Company by me; or (b) all activities, work, efforts and/or production of technology, negligently performed by me on behalf of the Company (or performed without authorization) pursuant to any written or oral engagement that the Company has or had with me.

11. Survival. I agree that my obligations under Sections 1, 3, 5, 6, 9 and 10 through 18 of this Agreement shall continue in effect after termination of my engagement as an independent contractor by the Company, unless such termination arises from the material breach of the Company’s obligations under the Consulting Agreement or the Asset Purchase Agreement.

12. Controlling Law; Venue; Severability. I agree that the sole jurisdiction and venue for actions related to the subject matter hereof shall be the state and federal courts located in the County of Miami-Dade, Florida. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable Florida law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.

13. Successors and Assigns. This Agreement shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns. The failure, whether purposeful or otherwise, to exercise in any instance any right, power or privilege under this Agreement or under law shall not constitute a waiver of any other right, power or privilege, nor of the same right, power or privilege in any other instance.

14. Entire Agreement/Modification. The terms of this Agreement (including all attached Exhibits, which are incorporated herein by this reference) are the final expression of my agreement with respect to its subject matter and may not be contradicted by evidence of any prior or contemporaneous agreement. This Agreement can only be modified by a subsequent written agreement executed by an officer of the Company.

15. Integration. This Agreement supersedes all, and may not be contradicted by evidence of any, other prior and contemporaneous agreements and statements on these subjects. If any practices, policies, or procedures of the Company, now or in the future, that apply to me are inconsistent with the terms hereof, the provisions of this Agreement shall control unless changed in writing by the Company.

16. Nature of Relationship. This Agreement is not an employment agreement. The Company may terminate my engagement as an independent contractor with it at any time, with or without cause, subject to the terms of that certain Consulting Agreement and Broker Agreement.

17. Construction. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not limitation, this Agreement shall not be construed against the party responsible for any language in this Agreement. The headings of the paragraphs hereof are inserted for convenience only, and do not constitute part of and shall not be used to interpret this Agreement.

18. Rights Cumulative. The rights and remedies provided hereby to the Company are cumulative, and the exercise of any right or remedy by the Company, whether pursuant hereto, to any other agreement, or to law, shall not preclude or waive the Company’s right to exercise any or all other rights and remedies.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. I HAVE HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL IN REGARD TO THIS AGREEMENT AND AM FULLY AWARE OF ITS LEGAL EFFECT. I HAVE ENTERED INTO THIS AGREEMENT FREELY AND VOLUNTARILY AND BASED ON MY OWN JUDGMENT. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT.

Date: August 5, 2005	/s/ Naomi Balcombe

Independent Contractor Signature
Naomi Balcombe

Accepted and Agreed to:

Naturade, Inc.

By:/s/ Bill D. Stewart

Name: Bill D. Stewart
Title: Chief Executive Officer